OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden hours per response: 38

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 24, 2006

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 3.02 Unregistered Sales of Equity Securities

On April 24, 2006 the Hunt Family Limited Partnership (“HFLP”) exercised warrants for the purchase of 15,444,132 shares of the Company’s common stock.  The Company received proceeds of $1,003,869 from the warrant exercise.  The warrants were included as a component of the March 23, 2005 stock purchase agreement between HFLP and the Company (through its predecessor, Metaline Mining & Leasing Company).  The Company’s President and Chairman, Tim Hunt, and his spouse, Resa J. Hunt, are the general partners of the Hunt Family Limited Partnership.

The shares of common stock underlying the warrants were issued pursuant to a Section 4(2) exemption from registration under the Securities Act of 1933, as amended.

Item 7.01

Regulation FD Disclosure

A press release dated April 24, 2006 relating to the exercising of warrants by the Hunt Family Limited Partnership is attached as Exhibit 99.1.  This information is being disclosed pursuant to Regulation FD.  Accordingly, the information in the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

99.1

Press Release dated April 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HuntMountain Resources

(Registrant)

/s/ Tim Hunt

Date: April 24, 2006

By:

        Tim Hunt, President

3